 EXHIBIT 5.1

June 20, 2025

Edible Garden AG Incorporated 283 County Road 519 Belvidere, NJ 07823

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Edible Garden AG Incorporated, a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3, together with the exhibits thereto (the “Registration Statement”) to be filed on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 1,999,200 shares of the Company’s common stock (the “Shares”), par value $0.0001 per share, issuable upon exercise of previously issued warrants (the “Warrants”). This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the filing of the Registration Statement.

For purposes of this opinion, we have with your permission made the following assumptions, in each case without independent verification: (i) the due authorization, execution and delivery of all documents by the parties thereto other than the Company; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments (the “Records”) submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of the Records conform to the original Records; (v) the legal capacity of all individuals executing documents; (vi) that all documents are the valid and binding obligations of each of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct; and (viii) that at the time the Shares are issued, the Company will be validly existing and there will be sufficient Shares authorized under the Company’s Certificate of Incorporation, as amended and then in effect, and not otherwise issued or reserved for issuance. As to all questions of fact material to this opinion, we have relied (without independent verification) upon certificates or comparable documents of officers and representatives of the Company.

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
ROCHESTER, NY • BUFFALO, NY • ALBANY, NY • CORNING, NY • NEW YORK, NY

Edible Garden AG Incorporated

June 20, 2025

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion with respect to the effect of any law other than the applicable provisions of the Delaware General Corporate Law as currently in effect.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP